TOTAL ASIA ASSOCIATES PLT

(LLP0016837-LCA & AF002128)

 A Firm registered with US PCAOB and Malaysian MIA

C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak,

50400 Kuala Lumpur, Malaysia.

Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,

HANTANG CULTURE & EDUCATION HOLDING GROUP LIMITED

4028, Songjia Business Center

No. 46-56 Rd, Shiqiao Street Plaza

511400 Panyu, Guangzhou, China

We consent to the inclusion in the Registration Statement on Form S-1 of Hantang Culture & Education Holding Group Limited of our report date April 30, 2019, relating to our audit of the consolidated balance sheets of Hantang Culture & Education Holding Group Limited as of March 31, 2019 and the related consolidated statements of income, stockholders’ equity, and cash flows for the period ended of March 31, 2019.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/Total Asia Associates PLT

TOTAL ASIA ASSOCIATES PLT

KUALA LUMPUR, MALAYSIA

APRIL 30, 2019